Exhibit 10.1

SECURITIES PURCHASE AND FINANCING AGREEMENT

This SECURITIES PURCHASE AND FINANCING AGREEMENT (the “Agreement”), dated as of January 26, 2021, is made by and among Quantum Materials Corp., a Nevada corporation (the “Company”), and Pasaca Capital Inc., a Nevada corporation (“Pasaca”), and the investors listed on the Schedule of Investors attached hereto and as amended from time to time by Pasaca (individually, “Investor” and collectively, “Investors”). Pasaca or its designee(s) may be Investors.

WHEREAS:

A. The Company, through its wholly owned subsidiaries, Solterra Renewable Technologies, Inc. and QMC HealthID Incorporated, specializes in the design, development, production and supply of quantum dots, including tetrapod quantum dots, a high-performance variant of quantum dots, and highly uniform nanoparticles, using its patented automated continuous flow production process, and integrating the quantum dots in various applications and solutions. The Company, through its acquisition of the intangible assets of Capstan Platform, Inc., is involved in distributed ledger technology, DLT or blockchain technology, solutions for business enterprises. The Company, through its patent-pending QMC™ DLT platform, combined with its quantum dot production process, has a technology to track goods end-to-end in supply chains, from manufacture to retail point of sale, addressing counterfeit, product liability and other product-track and -trace issues. Through its QMC™ HealthID product, the Company provides end-to-end visibility to support testing and immunization for infectious diseases. The foregoing business segments are referred to herein collectively as the “Business.”

B. The Business has significant intellectual property, existing software and solutions, historical licensing revenue and significant in-process sales, and future sales prospects.

C. The Business has historically and does currently operate at a loss. Pasaca has previously loaned Three Million Dollars ($3,000,000) to the Company (the “Bridge Loans”) pursuant to certain notes (the “Bridge Notes”). The Company has determined that financing from Investors in an amount of up to Four Million Five Hundred Thousand Dollars ($4,500,000) (inclusive of the amount of the Bridge Loans) will enable the Company, upon the achievement of certain milestones, to complete certain corporate actions necessary to issue equity in the Company in connection with the contemplated financing, as well as achieve significant in-process and future sales and licensing revenue, significantly enhancing the value of the Company, and the Company desires to complete the initial financing contemplated in this Agreement. Pasaca has agreed to make such additional funds available by (i) making an additional convertible bridge loan, in the amount of One Million Five Hundred Dollars ($1,500,000), to be consolidated with the Bridge Loans into a single loan in the principal amount of Four Million Five Hundred Dollars ($4,500,000).

D. The Company has determined that it will also be necessary for the Company, following completion of the initial investment contemplated in this Agreement, to have access to additional capital to continue to operate and expand the Business. The Company has indicated to Pasaca that the Company desires up to Ten Million Five Hundred Dollars ($10,500,000) of said additional capital and Pasaca has agreed to make such additional funds available pursuant to the purchase of Ten Million Five Hundred Dollars ($10,500,000) worth of common stock as provided in Section 1(a)(ii) below upon the satisfaction of the conditions to such purchase set forth in this Agreement.

E. The Company and Pasaca have also discussed the desirability of Pasaca’s subsidiary Innova Medical Group, Inc. or designees (collectively, “Licensee”) to license the rights to use and distribute the Company’s QMC™ HealthID product and, in connection therewith, purchase the Company’s quantum dot products. The Company and Pasaca have also discussed the desirability of having Innova and the Company engage in joint sales activities with customers looking to purchase Innova Medical Group, Inc. products for the purposes of “pulling through” the sale of the QMC HealthID product as an adjunct to Innova product sales. In the aforementioned joint sales activities, Licensee would be playing the role of a sales agent for the Company. The foregoing licensing and sales opportunities are referred to herein collectively as the “Licensing & Sales Opportunity” or equivalently “LSO.”

F. The Company and Licensee, shall contemporaneously have entered into world-wide, assignable, sublicensable Distribution Agreement (the “Distribution Agreement”) substantially in the form of Exhibit C to this Agreement.

G. The Company and Pasaca wish by this Agreement to facilitate the implementation of the initial equity investment and the Licensing & Sales Opportunity and also to set forth the framework in which the Company, with Pasaca’s participation and support as a major stockholder in the Comapny, may obtain the additional financing required for future operation of the Company and additional support and resources needed by the Company following completion of the initial equity investment.

H. Investors will severally and not jointly provide to the Company investments (“Financing”) pursuant to this Agreement and upon the terms and conditions to be set forth in supplemental agreements and documents (together with this Agreement and each of the other agreements to which it is or will become a party or by which it is or will become bound and which is or will be entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, including the documents listed in Schedule A to this Agreement, the “Transaction Documents”). The Company and the Investors agree that any securities to be issued pursuant to the Transaction Documents (the “Securities”) are or will be offered and sold in reliance upon the exemption from securities registration afforded by Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) or such other exemption from registration or registration process as shall be approved by Pasaca.

I. Contemporaneously with the initial Closing (as defined in Section 1(a)) and thereafter from time to time in connection with the Financing, the parties hereto and thereto will execute and deliver a Registration Rights Agreement in the form of Exhibit B to this Agreement (collectively, the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws with respect to any Securities.

NOW THEREFORE, the Company, Pasaca, and Investors hereby agree as follows:

1. Financings.

(a) Investments.

(i) At the initial closing under this Agreement (such closing and each subsequent closing of the conversion of a security issued at the initial closing, a “Closing”), Investors will purchase from the Company and the Company will issue and sell to Purchaser: in consideration of the aggregate payment by Investors of Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Initial Payment”), senior secured convertible voting notes (“Notes”) in the initial principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000). The Notes have a maturity date of March 31, 2021 and the principal thereof will initially be convertible into an aggregate of 154,228,625 shares (the “Note Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”).

(ii) In consideration of the aggregate payment by Investors of Ten Million Five Hundred Thousand Dollars ($10,500,000) (the “Stock Payment”), at the second Closing Investors will purchase from the Company and the Company will issue and sell to Purchaser a number of shares of Common Stock (the “Purchased Shares”) that, together with the Note Shares issued on account of the conversion of principal of the Notes, represent fifty-one percent (51%) of the fully diluted Common Stock of the Company immediately following the second Closing.

(iii) The forms of payment for the Notes and the Purchased Shares shall be as set forth in Section 1(e) below.

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(b) Investment Principles.

(i) The Purchased Shares, together with the Note Shares issued on account of the conversion of principal of the Notes, shall represent fifty-one percent (51%) of the fully diluted Common Stock of the Company immediately following the second Closing.

(ii) Concurrently with issuance and sale of the Purchased Shares at the second Closing, the Investors shall convert the Notes into Common Stock and the Common Stock so issued shall also constitute Purchased Shares for purposes of this Agreement not related to the second Closing.

(c) Forms of Security. The Notes shall be in the form of Exhibit A to this Agreement. The Common Stock will be in certificate or book-entry form, as requested by Investors.

(d) The Closing Dates. The date and time of the initial Closing and the second Closing under this Agreement (each a “Closing Date”) shall be 10:00 a.m., Los Angeles time, on the first day other than Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to remain closed (a “Business Day”) following the date on which all of the conditions to the respective Closing set forth in Sections 6(a) and 7(a) (or such later or earlier date as is mutually agreed to by the Company and Investors participating in such Financing) have been satisfied or waived by the respective party. A Closing shall occur on the Closing Date at the offices of Pasaca or at such other time, date and place as the Company and Pasaca may designate in writing.

(e) Forms of Payment.

(i) On the initial Closing Date, Pasaca will pay the Initial Payment by (A) tender of delivery of the Bridge Notes to be exchanged as the $3,000,000 portion of the Notes, and (B) payment of One Million Five Hundred Thousand Dollars ($1,500,000) by wire transfer of immediately available funds by wire transfer of immediately available funds in accordance with the Company’s written wire instructions to an account of the Company (“Company’s Account”). Therefore, the total $4,500,000 consideration for the Notes is comprised of the exchange of the Bridge Notes and cash loan proceeds of $1,500,000.

(ii) On the second Closing Date, which shall be no later than two (2) Business Days after the filing of the amended and restated Articles of Incorporation required in Section 4(f), Pasaca will pay the Stock Payment by payment of Ten Million Five Hundred Thousand Dollars ($10,500,000) by wire transfer of immediately available funds to Company’s Account, less any amount withheld pursuant to Section 4(h).

(iii) Any Investor other than Pasaca participating in a Closing shall provide its applicable portion of the respective consideration for such Investor’s participation in such Financing on the respective Closing Date, with any payments or advances (other than conversion of the Bridge Loans) being by wire transfer to Company’s Account, less any amount withheld pursuant to Section 4(h), and (ii) the Company shall deliver to each Investor any certificates or other documents representing or evidencing any securities to be issued or created in connection such Financing, duly executed on behalf of the Company and, as applicable, registered in the name of such Investor.

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2. Investor’s Representations and Warranties.

Each Investor represents and warrants, severally and not jointly, as of the date of this Agreement or the respective Transaction Document and on the respective Closing Date, with respect to only itself, that:

(a) Investment Purpose. Such Investor (i) is acquiring any Securities purchased by such Investor and (ii) upon any conversion thereof, will acquire any Securities then issuable, for its own account and not with a view towards, or for offer or resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempted from the registration requirements of the 1933 Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement that has been declared and is effective under the 1933 Act or in accordance with an exemption from the registration requirements of the 1933 Act.

(b) Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Investor understands and agrees that any Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(d) Information. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an Investment in the Securities. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of any offering of the Securities.

(f) Transfer or Resale. Such Investor understands that, except as provided in the Registration Rights Agreement, (i) any Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated by the United States Securities and Exchange Commission (“SEC”) under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

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(g) Legends. Such Investor understands that the certificates or other instruments representing any Securities, until such time as the sale thereof have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES [REPRESENTED / EVIDENCED] BY THIS [CERTIFICATE / INSTRUMENT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN APPROPRIATE EXCEPTION UNDER SAID ACT OR APPLICABLE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate or instrument without such legend to the holder of the Securities upon which it is stamped if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144(b) promulgated under the 1933 Act (or a successor rule thereto), or (iv) such holder provides the Company with reasonable assurance that the Securities have been or are being sold pursuant to Rule 144.

(h) Authorization; Enforcement; Validity. Such Investor, if an entity, is a validly existing corporation, limited liability company, partnership, or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Securities or make the Financing pursuant to this Agreement and the applicable Transaction Documents. This Agreement and the applicable Transaction Documents have been duly and validly authorized, executed and delivered on behalf of such Investor and are valid and binding agreements of such Investor enforceable against such Investor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

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3. Representations and Warranties of the Company.

The Company has delivered to Pasaca on behalf of the Investors a disclosure schedule (the “Company Disclosure Schedule”), which includes specific disclosures and exclusions related to the following representations and warranties, each cross-referenced to the Sections in this Agreement. The Company represents and warrants, as of the date of this Agreement and on the Closing Date, to each of Investors, that (to the extent appropriate in the context in this Section 3, references to the Company shall be to the Company and, to the extent appropriate in the context in this Section 3, references to the Company shall include all Subsidiaries):

(a) Organization and Qualification. Set forth on Schedule 3(a) of the Company Disclosure Schedule is a true and correct list of the entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, together with their respective jurisdictions of organization and the percentage of the outstanding capital stock or other equity interests of such person that is held by the Company or any Subsidiary of the Company. Other than with respect to the entities listed on Schedule 3(a) of the Company Disclosure Schedule, the Company does not, directly or indirectly, own any securities or beneficial ownership interests in any other person (including through joint ventures or partnership arrangements) or have any investment in any other person. Each of the Company and its Subsidiaries is a corporation, limited liability company, partnership or other entity and is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate, partnership, limited liability company or other organizational power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise), credit worthiness or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on any of the agreements and instruments to be entered into in connection herewith (including, without limitation, the legality, validity or enforceability thereof), or on the authority or ability of the Company and its Subsidiaries to perform their respective obligations under the Transaction Documents or (ii) the rights and remedies of Investors or Pasaca under the Transaction Documents. Except as set forth in Schedule 3(a) of the Company Disclosure Schedule, the Company holds all right, title and interest in and to 100% of the capital stock, equity or similar interests of each of its Subsidiaries, in each case, free and clear of any Liens (as defined below), including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder, and no such Subsidiary owns capital stock or holds an equity or similar interest in any other person. “Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing). “Subsidiary” means any person in which the Company, directly or indirectly, owns twenty percent (20%) or more of the outstanding capital stock, equity or similar interests or voting power of such person at the time of this Agreement or at any time hereafter.

(b) Authorization; Enforcement; Validity. Subject to the increase in the authorized capital of the Company described in Schedule 3(b) of the Company Disclosure Schedule, the Company has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the other Transaction Documents, and to issue any Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been or will prior to their execution and delivery be duly authorized by the board of directors of the Company (the “Board of Directors”) and no further consent or authorization is or shall be required by the Company, its stockholders or the Board of Directors. This Agreement and the other Transaction Documents dated as of the date hereof have been and any other Transaction Documents will be duly executed and delivered by Company and, if applicable, its Subsidiaries and constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity), and except to the extent that indemnification provisions thereof may be limited by federal or state securities laws. As of each Closing, the Transaction Documents dated after the date of this Agreement and on or prior to the date of such Closing shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

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(c) Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 750,000,000 shares of Common Stock, of which, as the date of this Agreement, 689,153,592 shares are issued and outstanding, 121,600,000 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option, restricted stock and stock purchase plans, of which 121,600,000 shares are reserved for issuance pursuant to outstanding options and 64,049,738 shares of which are reserved for issuance pursuant to outstanding warrants exercisable or exchangeable for, or convertible into, shares of Common Stock, 124,246,699 common share are reserved for debt convertible into common shares and 8,980,202 are reserved for payment of services or purchase of digital assets. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and non-assessable. Except as set forth in the first sentence of this Section 3(c) or as disclosed in Schedule 3(c) of the Company Disclosure Schedule: (A) no shares of the capital stock of the Company are issued or outstanding; (B) no shares of the capital stock of the Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company and no other stockholder or similar agreements to which the Company is party; (F) there are no outstanding securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities; and (G) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to each Investor true and correct copies of the Company’s articles of incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), the organizational documents and bylaws of each of the Company’s Subsidiaries, as amended and in effect on the date this representation is made and the terms of all outstanding securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.

(d) Issuance of Securities. The Notes have been duly authorized and, upon issuance in accordance with the terms hereof, shall be duly and validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issuance thereof, with the holders of the Notes being entitled to all rights accorded to a holder of Notes as set forth in the Notes and any other rights set forth in the Transaction Documents. Subject to the increase in the authorized capital of the Company as described in Schedule 3(b) of the Company Disclosure Schedule, the Note Shares and the Purchased Shares will have been duly authorized and, upon issuance in accordance with the terms hereof and the Notes, shall be duly and validly issued, fully paid and non-assessable and free from all taxes and Liens with respect to the issuance thereof, with the holders of the Note Shares and the Purchased Shares being entitled to all rights accorded to a holder of Common Stock and the rights set forth in the Transaction Documents. Assuming the accuracy of the representations and warranties of the initial Investor set forth in Section 2, the issuance by the Company of the Note Shares, the Note Shares, and the Purchased Shares will be exempt from registration under the 1933 Act and applicable state securities laws.

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(e) No Conflicts. The execution and delivery of the Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the Bylaws of the Company or any organizational document or bylaws of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any Subsidiary is a party; or (iii) result in a violation of any Requirements of Law. Neither the Company nor any Subsidiary is in violation of any term of its certificate of incorporation (or the organizational charter) or bylaws or operating agreement, as applicable. Neither the Company nor any Subsidiary is in material violation of any term of or in material default under (or with the giving of notice or lapse of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any of its Subsidiaries. The business of the Company and each Subsidiary is not being conducted, and shall not be conducted, in violation in any material respect of any Requirements of Law. Other than the filings described in Section 4(b) and Section 4(g), in the case of the Registration Rights Agreement, such filings as will be made under the 1933 Act or state securities laws, and the filing of instruments to perfect security interests, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company or any of its Subsidiaries is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date of this Agreement. If such Act were applicable to the Company, neither the Company nor any of its Subsidiaries would be in violation of any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulation thereunder (collectively, “Sarbanes-Oxley”). The Company is unaware of any facts or circumstances that might give rise to any violation of any applicable provision of Sarbanes-Oxley, if it were applicable to the Company. As used in this Agreement, “Governmental Entity” means the government of any nation, state, city, locality or other political subdivision thereof, any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. “Requirements of Law” means, as to any person, any United States or foreign law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Entity, in each case applicable or binding upon such person or any of its property or to which such person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

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(f) SEC Documents; Financial Statements. Except as set forth in Schedule 3(f) of the Company Disclosure Schedule, since July 1, 2018, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed at least five (5) Business Days prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the “SEC Documents”). Except as set forth in Schedule 3(f) of the Company Disclosure Schedule, the Company has filed or will file prior to or on the Closing Date all such other reports, schedules, forms, statutes, and other documents that have not been filed at least five (5) Business Days prior to the date hereof as are required to be filed on or prior to the Closing Date (the “Additional SEC Documents”). A complete and accurate list of the SEC Documents (and, to the extent required to be filed prior to the Closing Date, the Additional SEC Documents) is set forth on the SEC’s website www.sec.gov and in Schedule 3(f) of the Company Disclosure Schedule. The Company has made available (or will make available no later than contemporaneously with their filing) to the Investors or their respective representatives true and complete copies of the SEC Documents and the Additional SEC Documents. Except as set forth in Schedule 3(f) of the Company Disclosure Schedule, each of the SEC Documents and the Additional SEC Documents was filed (or will be filed) with the SEC within the time frames prescribed by the SEC for the filing of such SEC Documents and Additional SEC Documents (including any extensions of such time frames permitted by Rule 12b-25 under the 1934 Act, but subject to the timing set forth in Schedule 3(f)) of the Company Disclosure Schedule such that each filing was timely filed (or deemed timely filed pursuant to Rule 12b-25 under the 1934 Act or as otherwise provided for in Schedule 3(f)) of the Company Disclosure Schedule with the SEC. As of their respective dates, the SEC Documents and the Additional SEC Documents complied (or will comply) in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and the Additional SEC Documents. None of the SEC Documents or Additional SEC Documents, at the time they were filed (or will be filed) with the SEC, contained (or will contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the filing of the SEC Documents and any Additional SEC Documents filed prior to the date hereof, no event has occurred that would require an amendment or supplement to any of the SEC Documents or any of the Additional SEC Documents to the extent such SEC Documents or Additional SEC Documents have not already been amended or supplemented as of the date hereof. Except for correspondence with respect to written requests by the Company, from time to time, for confidential treatment of specified information in agreements required to be filed as exhibits to SEC Documents, copies of which have been previously provided to the Investors, the Company has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff. As of their respective dates, the financial statements of the Company included in the SEC Documents or in the Additional SEC Documents complied (or will comply) as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as permitted with respect to foreign acquired entities, such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material individually or in the aggregate). None of the Company or, to the Company’s knowledge, any stockholder, officer, director or Affiliate (as defined in Section 4(j)) of the Company has issued any press release or made any other public statement or communication on behalf of the Company or otherwise relating to the Company or any of its Subsidiaries that contains any untrue statement of a material fact or omits any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or has provided any other information to Investors, including information referred to in Section 2(d), that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(w) of the Company Disclosure Schedule, which will be filed with the Form 8-K to be filed by the Company pursuant to Section 4(h) hereof, none of the Company or any of its officers, directors, employees or agents has provided Investors with any material, nonpublic information. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the 1934 Act. The accounting firm of RBSM LLP, which has expressed or has been engaged to express its opinion with respect to the consolidated financial statements for the Company for the fiscal years ended June 30, 2018, 2019, and 2020 included or to be included in the Company’s annual reports filed or to be filed on Form 10-K for the fiscal years ended June 30, 2018, 2019, and 2020 (the “Audit Opinions”) and reviewed the consolidated financial statements for the Company’s most recently completed fiscal quarters to be included in the quarterly reports to be filed on Form 10-Q for the subsequent fiscal quarters in fiscal year 2021, is independent of the Company pursuant to the standards set forth in Rule 2-01 of Regulation S-X promulgated by the SEC, and such firm is otherwise qualified to render the Audit Opinions and complete such review under applicable law. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance-sheet person that is required to be disclosed by the Company in its reports pursuant to the 1934 Act that has not been so disclosed in the SEC Documents. Since July 1, 2018, neither the Company nor, to the knowledge of the Company, any director, officer or employee, of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002, and the SEC’s rules and regulations promulgated thereunder. Since June 30, 2004, there have been no internal or SEC investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, principal financial officer, the Board of Directors or any committee thereof. Other than filing the Additional SEC Documents, the Company is eligible to register the Note Shares and the Purchased Shares for resale by Investors on Form S-3 promulgated under the 1933 Act.

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(g) Absence of Certain Changes. Except as disclosed in any SEC Documents that were filed with the SEC at least five (5) days prior to the date of this Agreement or as disclosed on Schedule 3(g) of the Company Disclosure Schedule, since December 31, 2019, there has been no Material Adverse Effect. The Company has not taken any steps, and the Company currently does not expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that the creditors of the Company intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, nor after giving effect to the transactions contemplated hereby, will be Insolvent (as defined below). For purposes of this Section 3(g), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur, prior to December 31, 2022, or believes that it will incur, prior to December 31, 2022, debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Except as disclosed in Schedule 3(g) of the Company Disclosure Schedule, since December 31, 2019, the Company has not declared or paid any dividends or sold any assets outside of the ordinary course of business, individually or in the aggregate, in excess of $20,000. Except as disclosed in Schedule 3(g) of the Company Disclosure Schedule, since December 31, 2019, the Company has not had any capital expenditures outside the ordinary course of its business in excess of $20,000.

(h) Absence of Litigation. Except as set forth on Schedule 3(h) of the Company Disclosure Schedule and except for actions or litigation brought by persons (other than any Governmental Entity) in which the only claim made was for money damages and neither the amount claimed nor the aggregate payments made exceeded $25,000 and no other remedy or relief was provided, (i) there is no, nor during the past five years has there been any, action, suit, proceeding, claim, inquiry, complaint, dispute, arbitration or investigation (each, a “Claim”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, and (ii) to the knowledge of the Company, none of the directors or officers of the Company has been involved as a plaintiff, defendant or third-party witness in securities-related litigation during the past five years. None of the matters described in Schedule 3(h) of the Company Disclosure Schedule, regardless of their outcome, will have a Material Adverse Effect.

(i) Acknowledgment Regarding Investors’ Purchase of Securities. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Company in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(j) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Notes, the Note Shares, and the Purchased Shares contemplated by this Agreement, and as set forth in Schedule 3(f) of the Company Disclosure Schedule, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, credit worthiness, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made on a registration statement on Form S-1 or Form S-3 filed with the SEC relating to an issuance and sale by the Company of Common Stock and that has not been disclosed in an SEC Document filed with the SEC at least five (5) days prior to the date of this Agreement or in the Company Disclosure Schedule.

(k) No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(l) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions of any authority, nor will the Company take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be Integrated with other offerings for purposes of the 1933 Act other than as contemplated in the Registration Rights Agreement.

(m) Dilutive Effect. The Company understands and acknowledges that the number of Note Shares and the Purchased Shares issued under this Agreement will be substantially dilutive to the outstanding Common Stock. The Company further acknowledges that its obligation to issue the Note Shares and the Purchased Shares in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Board of Directors has determined in its good faith business judgment that the issuance of the Note Shares and the Purchased Shares and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

(n) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor union dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Except as set forth on Schedule 3(n) of the Company Disclosure Schedule, none of the employees of the Company or any of its Subsidiaries is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that the Company’s relations with its employees and the relations of its Subsidiaries with their respective employees are good. Except as disclosed previously disclosed in the SEC Documents filed at least five (5) Business Days prior to the date hereof or in the Company Disclosure Schedule, no executive officer (as defined in Rule 3b-7 under the 1934 Act), nor any other person whose termination would be required to be disclosed pursuant to Item 5.02 of Form 8-K, has notified the Company that such person intends to leave the Company or otherwise terminate such person’s employment with the Company. To the knowledge of the Company or its Subsidiaries, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not result, either individually or in the aggregate, in a Material Adverse Effect.

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(o) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark, service names, and all applications and registrations therefor, trade-dress, internet domain names, web pages, patents, patent applications, patent rights, copyrights (whether or not registered), inventions, licenses, approvals, governmental authorizations, trade secrets, know-how, databases, processes, procedures, customer lists, personally-identifiable information, confidential business information, computer software and related documentation and other intellectual property rights necessary to conduct their respective businesses as now conducted (collectively, the “Intellectual Property”). Schedule 3(o) of the Company Disclosure Schedule contains a complete and correct list of Intellectual Property used, intended to be used, or deemed useful by the Company in the Business as presently conducted or as contemplated to be conducted. The Intellectual Property listed on Schedule 3(o) of the Company Disclosure Schedule constitutes all Intellectual Property (together with Intellectual Property that will be developed and owned by the Company in the future) necessary to conduct the Business as presently conducted or as contemplated to be conducted by the Company. Schedule 3(o) of the Company Disclosure Schedule also contains a complete and correct list of all patented and registered Intellectual Property owned by the Company and its Subsidiaries and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by the Company or its Subsidiaries. Schedule 3(o) of the Company Disclosure Schedule also contains a complete and correct list of all licenses and other rights granted by the Company to any third party with respect to the Intellectual Property and licenses and other rights with respect to Intellectual Property granted by any third party to the Company. All such items of Intellectual Property and licenses with respect thereto are valid, subsisting any enforceable and in full force and effect. None of the rights of the Company in any Intellectual Property have expired or terminated, and none are expected to expire or terminate within five years from the date of this Agreement. Except as described in Schedule 3(o) of the Company Disclosure Schedule, none of the Intellectual Property, products or services used, developed, provided, imported, made, sold, licensed or otherwise exploited by the Company or any of its Subsidiaries infringes upon or otherwise violates any Intellectual Property rights of others. Except as described in Schedule 3(o) of the Company Disclosure Schedule, no litigation is pending and no claim has been made against the Company or any of its Subsidiaries or, to the knowledge of the Company, is threatened, contesting the right of the Company or any Subsidiary to sell, license or use the Intellectual Property presently sold, licensed or used by the Company or any of its Subsidiaries. To the Company’s knowledge, there is no patent or patent application which contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned, licensed or used by the Company. The Company and its Subsidiaries and, to the Company’s knowledge, the inventors of the Intellectual Property owned, licensed or used by the Company and the Company’s licensors, have complied with the duty of candor and disclosure set forth in 37 C.F.R. § 1.56 with respect to each of the patents and patent applications comprising the Intellectual Property owned, licensed or used by the Company. None of the technology employed by the Company or its Subsidiaries has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries or, to the Company’s knowledge, any of its officers, directors or employees in violation of the rights of any persons. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their Intellectual Property. Except as described in Schedule 3(o) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries. To the Company’s knowledge, at no time during the conception or reduction to practice of the Company’s or any of its Subsidiaries’ Intellectual Property was any developer, inventor, or other contributor to such Intellectual Property operating under any grants from any governmental authority. Each present or past employee, officer, consultant, or other person who developed any part of any product or service that is or will be used in the conduct of the Company’s business as currently contemplated has executed a valid and enforceable agreement with the Company that conveys any and all right, title and interest in and to all Intellectual Property developed by such person in connection with such person’s employment or contract with the Company, and establishes that, to the extent such person is an author of a copyrighted work created in connection with such person’s employment or contract, such work is a “work made for hire.”

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(p) Environmental Laws. Each of the Company and its Subsidiaries (i) is in compliance with any and all Environmental Laws (as defined below), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) is in compliance with all terms and conditions of any such permit, license or approval and (iv) to the Company’s knowledge, there are no events, conditions or circumstances reasonably likely to result in liability of the Company or any Subsidiary pursuant to Environmental Laws. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(q) Title. The Company and its Subsidiaries have good and valid title to all personal property owned by them that is material to the business of the Company, in each case free and clear of all Liens except such as are described in Schedule 3(q) of the Company Disclosure Schedule and except for Liens incurred to secure Indebtedness used to purchase or refinance any such personal property that only secures such personal property. The Company does not own (rather than lease) any interest in any real property.

(r) Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted (“Permits”), including all Permits required by any Governmental Entity (as applicable, collectively the “Agency”) or any other federal, state or foreign agencies or bodies engaged in the regulation of the Company’s activities or biohazardous materials, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit. Each of the Company and each Subsidiary is, and at all times since December 31, 2017, has been, in compliance with all Permits and all Requirements of Law applicable to such person or by which any property or asset of such person is bound or affected, and has not received written notice of any violation of any such Requirements of Law, except as has not had, or would not reasonably be expected to have, a Material Adverse Effect. The Company is not in violation of any of the rules, regulations or requirements of the OTC Markets Group Inc. (the “Principal Market”; provided, however, that, if after the date of this Agreement the Common Stock is listed on the New York Stock Exchange or a market of Nasdaq, Inc. (“NASDAQ”), the “Principal Market” shall mean such exchange, as applicable), and has no knowledge of any facts or circumstances that could reasonably lead to suspension or termination of trading of the Common Stock on the Principal Market. Since October 5, 2007, (i) the Company’s Common Stock has been eligible for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. The Company satisfies the quantitative and qualitative standards applicable to smaller reporting company (as defined in Rule 405 promulgated under the 1933 Act).

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(t) Internal Accounting Controls; Disclosure Controls and Procedures. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has timely filed and made available to the Investors all certifications and statements required by (A) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (B) Section 906 of Sarbanes-Oxley with respect to any Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the 1934 Act; such internal control over financial reporting is effective and does not contain any material weaknesses.

(u) No Materially Adverse Contracts, Etc. Except as has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) each Specified Contract is a legal, valid and binding obligation of the Company or a Subsidiary, as applicable, in full force and effect and enforceable against the Company or a Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, (ii) to the knowledge of the Company, each Specified Contract is a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, (iii) neither the Company nor any of its Subsidiaries is and, to the Company’s knowledge, no counterparty is, in breach or violation of, or in default under, any Specified Contract, (iv) none of the Company or any of the Subsidiaries has received any claim of default under any Specified Contract or any written notice of an intention to terminate, not renew or challenge the validity or enforceability of any Specified Contract and (v) to the Company’s knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Specified Contract (with or without notice or lapse of time or both). For purposes of this Agreement, the term “Specified Contract” means any contract, agreement or understanding currently in effect that has been disclosed (or should have been disclosed) as an exhibit to any SEC Document or is otherwise described or incorporated by reference in such SEC Document. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has, or is expected in the future to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding that in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

(v) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all material foreign, federal, state and local income and other tax returns, reports and declarations required by any jurisdiction in which it is subject to tax, (ii) has paid all taxes and other governmental assessments and charges that are material in amount and due, whether shown to be due on such returns, reports and declarations or otherwise, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and, to the Company’s knowledge, there is no basis for any such claim.

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(w) Transactions with Affiliates. Except as set forth in Schedule 3(w) of the Company Disclosure Schedule or as otherwise set forth in the Company Disclosure Schedule, no Related Party (as defined in Section 4(j)) of the Company or any of its Subsidiaries, or any of their respective Affiliates, is presently, or has been within the past two years, a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth in Schedule 3(w) of the Company Disclosure Schedule, no Related Party of the Company or any of its Subsidiaries, or any of their respective Affiliates, has any direct or indirect ownership interest in any person (other than ownership of less than 1% of the outstanding common stock of a publicly traded corporation) in which the Company or any of its Subsidiaries has any direct or indirect ownership interest or with which the Company or any of its Subsidiaries competes or has a business relationship.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Articles of Incorporation or the laws of Nevada (including NRS §§ 78.378 through 78.3793 and NRS Chapter 92A, NRS §§ 92A.005 through 92A.500) that is or could become applicable to Investors as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and Investors’ ownership of the Securities.

(y) Rights Agreement. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(z) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (whether or not applicable to the Company); or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa) No Other Agreements. As of the Closing Date, the Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(bb) Outstanding Indebtedness; Liens. Payments of principal and other payments due under any loans made pursuant to the Transaction Documents will rank senior to all other indebtedness of the Company and its Subsidiaries other than, to the extent of the specific security interest grant in the Company property, payments of principal due from the Company under those certain financing documents set forth in Schedule 3(bb) of the Company Disclosure Schedule (the “Facility”). Except as set forth on Schedule 3(bb) of the Company Disclosure Schedule, (a) neither the Company nor any of its Subsidiaries has any outstanding Indebtedness or trade accounts payable, (b) there are no Liens on any of the respective assets of the Company or any of its Subsidiaries, and (c) there are no financing statements securing obligations of any amounts filed against the Company or any of its Subsidiaries or any respective assets. As of the initial Closing, the aggregate amount of the outstanding Indebtedness and trade accounts payable of the Company or any of its Subsidiaries shall not exceed the aggregate amount of Indebtedness and trade accounts payable set forth on Schedule 3(bb) of the Company Disclosure Schedule by more than $5,000.

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(cc) Leases. Neither the Company nor any of its Subsidiaries owns any real property. Schedule 3(cc) of the Company Disclosure Schedule contains a complete and correct list of all the real property which provide for a monthly rent in excess of $2,000 per month; facilities that (i) are leased or otherwise possessed by the Company or any of its Subsidiaries, (ii) in connection with which the Company or any of its Subsidiaries has entered into an option agreement, participation agreement or acquisition agreement or (iii) the Company or any of its Subsidiaries has agreed (or has an option) to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, the “Leased Real Property”). Schedule 3(cc) of the Company Disclosure Schedule also contains a complete and correct list, along with a summary of material terms, of all leases and other agreements with respect to which the Company or any of its Subsidiaries is a party or otherwise bound or affected with respect to the Leased Real Property (the “Real Property Leases”). Except as set forth in Schedule 3(cc) of the Company Disclosure Schedule, the Company or its Subsidiaries is the sole legal and equitable owner of a leasehold interest in the Leased Real Property, and possesses good and marketable, indefeasible title thereto, free and clear of all Liens and other matters affecting title to such leasehold that could impair the ability of the Company or its Subsidiaries to realize the benefits of the rights provided to it under the Real Property Leases. All of the Real Property Leases are valid and in full force and effect and are enforceable against the Company or its Subsidiaries and neither the Company nor any other party thereto is in default under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under any of such Real Property Leases. Except as set forth in Schedule 3(cc) of the Company Disclosure Schedule, no Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Documents. All of the Real Property Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby or by the other Transaction Documents. The Leased Real Property is properly zoned for its present use, are permitted, conforming structures and complies with all applicable building codes, ordinances and other Requirements of Law. There are no pending or, to the knowledge of the Company, threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Leased Real Property, or any portion or portions thereof. To the knowledge of the Company, there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Leased Real Property that would interfere with the conduct of the Company’s business. There are no restrictions applicable to the Leased Real Property that would interfere with the Company’s or any Subsidiary’s making an assignment to Investors as contemplated by the Transaction Documents, including any requirement under any Real Property Leases requiring the consent of, or notice to, any lessor of any such Leased Real Property.

(dd) Communication with the Agency and other Governmental Authorities. The Company has no knowledge of any pending communication from the Agency or other similar foreign Governmental Entity that would cause the Company to revise its strategy for marketing or sales of Company products or services or other products or services under development.

(ee) Brokers’ Fees. There are no brokerage commissions, finder’s fees, or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Transaction Documents based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries.

(ff) Products.

(i) There are no product liability claims against or involving the Company or any of its Subsidiaries or any product or service manufactured, provided, marketed or distributed at any time by the Company or any of its Subsidiaries (“Products”) and no such claims in excess of $10,000 in the aggregate have been settled, adjudicated or otherwise disposed of since December 31, 2017.

(ii) There are no statements, citations or decisions by any Governmental Authority specifically stating that any Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority. There have been no recalls ordered by any such Governmental Authority with respect to any Product. To the Company’s knowledge, there is no (A) fact relating to any Product that may impose upon the Company or any of its subsidiaries a duty to recall any Product or a duty to warn customers of a defect in any Product, (B) latent or overt design, manufacturing or other defect in any Product or (C) material liability for warranty claims or returns with respect to any Product not fully reflected on the Company’s financial statements referred to in Section 4(e) hereof.

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(gg) Investment Company. The Company is not, and upon the Closing will not be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(hh) Privacy of Customer Information. Each of the Company and its Subsidiaries has a privacy policy (the “Privacy Policy”) regarding the collection and use of information from customers and other parties (“Customer Information”), copies of which have been provided to Investors in the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries uses any of the Customer Information in an unlawful manner, or in a manner violative of the Privacy Policy or the privacy rights of its customers. Neither the Company nor any of its Subsidiaries has collected any Customer Information through its website in an unlawful manner or in violation of its Privacy Policy. Each of the Company and its Subsidiaries has adequate security measures in place to protect the Customer Information from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers. No third party has obtained unauthorized access to the Customer Information. The consummation of the transactions and the transfer of the Customer Information will not violate the Privacy Policy of the Company or any of its Subsidiaries as it currently exists or as it existed at any time during which any of the Customer Information was collected or obtained, or any rights of consumers relating thereto.

4. Covenants.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date. Notwithstanding the foregoing, the Company shall in no event be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or to taxation as doing business in any jurisdiction where it is not now subject.

(c) Reporting Status. Until the later of (i) the date as of which the holders of Notes, Note Shares, or Purchased Shares may sell all of the Note Shares and Purchased Shares without restriction pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto), and (ii) the date on which no Notes, Note Shares, or Purchased Shares remain outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Use of Proceeds. The Company will use the proceeds received pursuant to this Agreement (x) (i) as set forth in Schedule 4(d)(x)(i) to this Agreement, including to cause the Company promptly to be in compliance with all filing and reporting requirements under the 1934 Act and (ii) to pay expenses (including expenses of Investors) related to this Agreement and the Transaction Documents in an amount of $75,000 and (y) the balance of the proceeds for general corporate purposes including working capital.

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(e) Financial Information. The Company agrees to deliver the following to each holder of Notes, Note Shares, or Purchased Shares during the Reporting Period: (i) within one (1) day after the filing thereof with the SEC, a copy of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K and any registration statements (other than on Form S-8) or amendments or supplements filed pursuant to the 1933 Act, unless the foregoing are filed with the SEC through the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) and are immediately available to the public through EDGAR; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, except to the extent such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR on the same date given or made available to the stockholders.

(f) Amendment and Restatement of Articles of Incorporation; Authorization of Shares; Reservation of Shares; Share Issuance Limitations. The Company shall, in accordance with the timing set forth in Schedule 3(f) of the Company Disclosure Schedule (which shall provide that all action necessary to cause the Company to be current in its filings with the SEC shall be taken on or before March 31, 2021), take the additional actions set forth in such Schedule 3(f) to amend and restate its Articles of Incorporation substantially as set forth in Exhibit D to this Agreement (with such changes thereto as shall be approved by Pasaca) to, among other things, authorize sufficient shares of Common Stock to be issued upon conversion of all Notes and issuance of all Purchased Shares as provided for in this Agreement. In addition, as an integral part thereof and thereafter the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 120% of the number of shares of Common Stock needed to provide for issuance of Common Stock upon conversion of any outstanding exercisable, convertible, or exchangeable Securities (without regard to any limitations on exercise, conversion, or exchange thereof). From and after the date hereof, without the prior consent of Pasaca and, following issuance of Notes and Purchased Shares, respectively, the holders of a majority of the Notes (on an as-converted basis) and Purchased Shares, as applicable, then outstanding, the Company shall not issue any Common Stock or any other security convertible into, exchangeable for, or exercisable to acquire Common Stock, or any other security with voting rights in respect of the Company, if the effect of the cumulative of all such issuances will cause the voting rights of the holders of Securities (on an as-converted basis) will be less than Fifty-One Percent (51%) of all voting rights on matters submitted to persons holding voting rights in respect of matters put to stockholders of the Company or in the election of directors.

(g) Listing. The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the suspension or termination of trading of the Common Stock on any market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

(h) Expenses. Subject to Section 9(k), at the Closing, the Company shall pay or reimburse the fees, costs and expenses (including all legal fees and expenses) of each Investor incurred in connection with the due diligence, negotiating and preparing the Transaction Documents and consummating the transactions contemplated hereby and thereby in an aggregate amount of $75,000. The amount payable to each Investor pursuant to the preceding sentence at the Closing may at Investors’ election be withheld as an offset by Investors from consideration to be paid at Closing.

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(i) Disclosure of Transactions and Other Material Information. Contemporaneous with or prior to the earlier of (i) the Company’s first public announcement of the transactions contemplated hereby and (ii) 8:00 a.m. (New York City time) on the second (2nd) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement (including the schedules hereto) and the Registration Rights Agreement, in the form required by the 1934 Act (the “Announcing Form 8-K”). The Company shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing. The Company represents and warrants that, from and after the filing of the Announcing Form 8-K with the SEC, no Investor shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express prior written consent of such Investor. In the event of a breach of the foregoing covenant, which breach continues for five (5) Business Days, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Investor; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith or subsequent thereto and (ii) as is required by applicable Requirements of Law (provided that each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(j) Transactions with Affiliates. From the date of this Agreement until the first date following the Closing Date on which no Securities are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of the holders of a majority in principal amount or number of each class of outstanding obligation or Security, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two years, stockholders, or Affiliates of the Company or any of its Subsidiaries, or with any individual related by blood, marriage or adoption to any such individual or with any person in which any such person owns a beneficial interest (each a “Related Party”), except for customary employment arrangements and benefit programs on reasonable terms. “Affiliate” for purposes hereof means any person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act.

(k) Stockholder Approval. If at any time following the Closing Date any exchange or other third-party consent or approval would be needed to issue 150% of the Common Stock issuable in respect of all Securities, then upon the request of the holders of at least a majority of amount or number of any class of Securities outstanding, the Company shall solicit such consent or approval (such consent or approval being referred to herein as “Approval”), with the recommendation of the Board of Directors that such Approval be granted, and take all other action necessary to receive such Approval (“Action”) as soon as is reasonably practicable. If the Company fails to take any such Action, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of each class of Security then outstanding an amount in cash equal to the product of (i) the aggregate principal or subscription amount of all Securities held by such holder, multiplied by (ii) .02 multiplied by (iii) the quotient of (x) the sum of the number of days after the date such Action(s) should reasonably have been taken and prior to the date on which such Action(s) are taken, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five (5) days of the earlier of (I) the Action so taken, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning date such Action should have been taken, as the case may be. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full.

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(l) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder thereof in connection with a bona fide margin agreement or other loan secured by the Securities. To the extent provided by applicable law, the pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no holder effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 2(f) of this Agreement; provided that a holder and its pledgee shall be required to comply with the provisions of Section 2(f) in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a holder of Securities.

(m) Directors.

(i) On the initial Closing Date, the Company shall expand the Board of Directors of the Company to five (5) directors. Concurrently therewith, the Investors will nominate three (3) persons to be appointed to and serve on the Board of Directors. Upon such nomination, the incumbent members of the Board of Directors (who shall remain on the Board of Directors) shall appoint each such nominee to fill each of three newly created vacancies, and, if there shall be any other vacancies, the Board of Directors shall appoint up to two (2) persons to serve as directors for the two remaining seats (the “Incumbent Directors”).

(ii) Thereafter, the size of the Board of Directors of the Company shall not be changed without the prior consent of Pasaca and, following issuance of Notes and Purchased Shares, respectively, the holders of a majority of the Notes (on an as-converted basis) and Purchased Shares, as applicable.

(n) No Inconsistent Agreement or Actions. From the date of this Agreement until the first date following the Closing Date on which no Securities are outstanding, the Company and its Subsidiaries shall not enter into any contract, agreement or understanding which limit or restrict the Company’s ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement or any of the other Transaction Documents.

(o) Compliance with Covenants. From the date of this Agreement until the first date following the Closing Date on which no Securities are outstanding, the Company shall comply with and not violate or breach the covenants or agreements set forth in any Transaction Document, such provisions being incorporated herein and made a part hereof.

5. Transfer Agent Instructions.

The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit 5 (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of each Investor or its respective nominee(s), for Securities in such amounts as specified from time to time by each Investor to the Company upon conversion of any Securities. Prior to registration of Securities under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) and Section 2(g) (in the case of Securities to be registered, prior to registration of the Securities under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If an Investor provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or Investor provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer and, in the case of to-be-issued Securities, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Investors by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that Investors shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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6. Conditions to the Company’s Obligation to Issue Securities.

(a) Closing Date. The obligation of the Company to issue and sell the Securities to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor participating in such Closing with prior written notice thereof:

(i) The Investor shall have executed each of the respective Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Investor shall have delivered to the Company any consideration required under the respective Transaction Documents (less any amount withheld pursuant to Section 4(h)) at the Closing (in the case of cash payments, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company), with the consideration at the initial Closing being as provided in Section 1(a).

(iii) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing Date (which as to the initial Closing shall be the covenants, agreements and conditions set forth in this Agreement without reference to other Transaction Documents).

(iv) The Company and Pasaca shall have entered into the Distribution Agreement.

(v) The Investor shall have delivered to the Company such other standard and customary documents relating to the transactions contemplated by this Agreement as the Company may reasonably request.

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7. Conditions to Each Investor’s Obligation to Purchase.

(a) Closing Date. The obligation of each Investor hereunder to provide consideration at a Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived only by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to such Investor.

(ii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company and its Subsidiaries shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or any of its Subsidiaries at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor, including an update as of the Closing Date of the representations contained in Section 3(b).

(iii) Such Investor shall have received such opinions of counsel in form and substance and from such law firms as shall be acceptable to Pasaca (which shall include Grable Martin Fulton PLLC), dated as of the Closing Date, which opinions will address, among other things, law of the States of California and Nevada and federal law applicable to the transactions contemplated by the Transaction Documents.

(iv) The Company shall have executed and delivered to such Investor the certificates or notes for any Securities being purchased by such Investor at the Closing.

(v) The Company and Pasaca shall have entered into the Distribution Agreement.

(vi) The Board of Directors shall have adopted resolutions consistent with Sections 3(b) and 4(m) and in a form reasonably acceptable to Pasaca (the “Resolutions”).

(vii) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent, and the Company shall have delivered a copy thereof to such Investor.

(viii) The Company shall have delivered to such Investor certificates of good standing for the Company and each Subsidiary, in each case dated as of a date within five (5) days of the Closing Date.

(ix) The Company shall have delivered to such Investor a secretary’s certificate, dated as of the Closing Date, certifying (A) that the attached Resolutions are true, complete and correct and remain un-amended and in full force and effect, (B) as to the Articles of Incorporation of the Company, certified as of a date within five (5) days of the Closing Date, by the Secretary of State of the State of Nevada, (C) that the Bylaws of the Company are true, complete and correct and remain un-amended and in full force and effect, and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the other Transaction Documents, and any other document delivered in connection herewith or therewith on behalf of the Company.

(x) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws to the extent such filings must be made on or prior to the Closing Date.

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(xi) The Company shall have delivered to such Investor a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within two (2) days of the Closing Date.

(xii) As of the second Closing, the Company shall have (A) filed with the Nevada Secretary of State the Amended and Restated Articles of Incorporation as provided in Section 4(f) and (B) reserved out of its authorized and unissued shares of Common Stock sufficient shares of Common Stock for issuance of all Note Shares and Purchased Shares.

(xiii) As of the second Closing, the Purchased Shares issued at the second Closing, together with the Note Shares issued on account of the conversion of principal of the Notes, shall represent fifty-one percent (51%) of the fully diluted Common Stock of the Company immediately following the second Closing.

(xiv) The Company shall not have made any public announcement regarding the transactions contemplated by the respective Transaction Documents prior to the Closing.

(xv) The Company and its Subsidiaries shall have delivered to such Investor such other standard and customary documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8. Indemnification.

(a) In consideration of each Investor’s execution and delivery of this Agreement, providing any consideration and acquiring any Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each holder of the Securities and all of their stockholders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, diminution in value, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought by, or made against, such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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(b) Promptly after receipt by an Indemnitee under this Section 8 of notice of the commencement of any Claim (including any governmental action or proceeding) against such Indemnitee in respect of which indemnity may be sought from the Company under this Section 8, such Indemnitee shall deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee. In any such proceeding, any Indemnitee may retain its own counsel, but, except as provided in the following sentence, the fees and expenses of that counsel will be at the expense of that Indemnitee, unless (i) the Company and the Indemnitee shall have mutually agreed to the retention of that counsel, (ii) the Company does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the Company, the representation by such counsel for the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for up to one separate legal counsel for Investors of each class of Security or providing other consideration, and such legal counsel shall be selected by Investors holding a majority in principal amount or number of the respective class of Security or the aggregate amount of other consideration. The Indemnitee shall cooperate reasonably with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Claim. The Company shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8, except to the extent that the Company is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law.

9. Governing Law; Miscellaneous.

(a) Governing Law; Arbitration; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, including Section 1646.5 of the California Civil Code, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the County of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the parties hereto with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Investors holding a majority of the aggregate principal amount or number of outstanding Company indebtedness or Securities held by Investors of each affected class as of the date of any such proposed amendment, or if prior to a Closing, by Investors listed on the Schedule of Investors as being obligated to purchase at least a majority of the aggregate principal amount or number of indebtedness, obligation or Security in such Closing. Any such amendment shall bind all holders of the respective class. No such amendment shall be effective to the extent that it applies to less than all of the holders of a class then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the class, as the case may be.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt (as provided for in Section 116(a)(3) of the Delaware General Corporation Law, Del. Code, Tit. 8, Ch. 1), when sent by electronic transmission (as defined in Section 232(d) of the Delaware General Corporation Law, Del. Code, Tit. 8, Ch. 1); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, or (iv) four Business Days after deposit in the continental United States in the U.S. Mail, Certified Mail and postage prepaid, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Quantum Materials Corp.

3055 Hunter Road

San Marcos, Texas 78666

Attention: Steve Squires

If to Pasaca or Pasaca:

Pasaca Capital Inc.

800 East Colorado Boulevard, Suite 888

Pasadena, California 91011, USA

Attention: Robert A. Kasprzak, Esq.

Robert.Kasprzak@PasacaCapital.com

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If to an Investor, to it at the address and facsimile number set forth on the Schedule of Investors, with copies to such Investor’s representatives as set forth on the Schedule of Investors, or, in the case of an Investor or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section 9(f) five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) as contemplated in Section 116(a)(3) of the Delaware General Corporation Law, Del. Code, Tit. 8, Ch. 1, (C) provided by a nationally recognized overnight delivery service, or (D) stamped Certified Mail receipt with address provided by the U.S. Postal Service shall be rebuttable evidence of personal service, receipt by electronic transmission, deposit with a nationally recognized overnight delivery service, or deposit in the U.S. Mail in accordance with clause (i), (ii), (iii), or (iv) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any assignees of Investors. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of each class of obligation and Security then outstanding, with the Note Shares and Purchased Shares constituting a class for such purpose, including by merger, consolidation or operation of law. An Investor may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, Investors shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 8 hereof, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. Unless this Agreement is terminated under Section 9(k), the representations and warranties of the Company and Investors contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Termination. In the event that the Closing shall not have occurred with respect to an Investor on or before the fifth (5th) Business Day following the date of this Agreement or the respective Transaction Document relating to such Investor’s Closing due to the Company’s or such Investor’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k), the Company shall be obligated to pay each Investor (so long as such Investor is not a breaching party) its fees, costs and expenses (including all legal fees and expenses) incurred in connection with its due diligence review of the Company and the negotiation and preparation of the Transaction Documents and documents related thereto in an aggregate amount of $75,000.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(m) Remedies. Each Investor and each holder of Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Investors and holders have been granted at any time under any other agreement or contract and all of the rights that such Investors and holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to Investors hereunder or pursuant to the Registration Rights Agreement or any Transaction Document or Investors enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o) Independent Nature of Investors. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to provide any consideration for any purpose in connection with any Closing pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute Investors as a partnership, an association, a joint venture or any other kind of person, or create a presumption that Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, any Transaction Document or any Security, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(p) Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) references to “person” shall include entities and other customarily recognized legal persons, including Governmental Entities; (d) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (e) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

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IN WITNESS WHEREOF, the initial Investors, Pasaca, and the Company have caused this Transaction Completion and Financing Agreement to be duly executed as of the date first written above.

“The Company”

Quantum Materials Corp.

By	/s/Stephen Squires
Steve Squires
President & CEO

“Pasaca”

Pasaca Capital Inc.

By	/s/Charles Huang
Name:	Charles Huang
Title:	Chairman and CEO

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Schedule of Investors

Name, Consideration, and Notice Information	Signature to Transaction Completion and Financing Agreement
Initial Closing: Pasaca Capital Inc. 800 East Colorado Boulevard, Suite 888 Pasadena, California 91011, USA Attention: Robert A. Kasprzak, Esq.	By	/s/ Charles Huang
Robert.Kasprzak@PasacaCapital.com	Name:	Charles Huang
Principal Amount of Notes – $4,500,000	Title:	Chairman and CEO

Second Closing:

Pasaca Capital Inc.

800 East Colorado Boulevard, Suite 888

Pasadena, California 91011, USA
Attention: Robert A. Kasprzak, Esq.

Robert.Kasprzak@PasacaCapital.com

Purchased Shares – $10,500,000, with the Purchased Shares, together with the Note Shares issued on account of the conversion of principal of the Notes to equal 51% of the fully diluted Common Stock of the Company immediately following the second Closing

Schedule A

Transaction Documents

Securities Purchase and Financing Agreement

Bridge Notes (promissory notes evidencing the Bridge Loans)

Bridge Loan Conversion Election and Notice

Form of Note (Exhibit A)

Registration Rights Agreement (Exhibit B)

Distribution Agreement (Exhibit C)

Amended and Restated Articles of Incorporation (Exhibit D)

Irrevocable Transfer Agent Instructions (Exhibit 5)

Company Director Resolutions (Sections 3(b) and 4(m)(i))

Legal Opinion

Transfer Agent Letter Certifying Outstanding Shares (Section 7(a)(xi))